EXHIBIT 32

Certification of Periodic Report by the Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350
As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to, and for purposes only of, 18 U.S.C. § 1350, I, Dennis J. Mouras, Chief Executive Officer and acting principal financial officer of CareAdvantage, Inc. (the “Company”), hereby certify that (i) the Annual Report of the Company on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 20, 2011	/s/ Dennis J. Mouras
Dennis J. Mouras Chief Executive Officer and acting Principal Financial Officer